UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Stockholders of Second Sight Medical Products Inc. ("Second Sight" or "Company") was held on June 6, 2017 in Sylmar, California. Holders of 43,449,144 shares of Second Sight's common stock were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of Second Sight at the annual meeting. The proposals acted upon by the stockholders are described in detail in Second Sight's Proxy Statement which was filed with the Securities and Exchange Commission on May 1, 2017.

Proposal 1: The stockholders elected each of the six director nominees to the Board of Directors of the Company to serve until the 2018 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Will McGuire	27,745,308	560,410	48,424	15,095,002
Robert J. Greenberg	27,694,923	554,050	105,169	15,095,002
William J. Link	27,585,578	267,095	501,469	15,095,002
Aaron Mendelsohn	27,894,631	321,928	137,583	15,095,002
Gregg Williams	27,408,723	590,146	355,273	15,095,002
Matthew Pfeffer	27,904,410	251,975	197,757	15,095,002

Proposal 2: The stockholders approved an amendment to the 2011 Equity Incentive Plan (“Plan”) to increase the maximum number of shares of common stock that may be issued under the Plan from 7,500,000 shares to 9,500,000 shares, as follows:

For	Against	Abstentions	Broker Non-Votes
26,715,567	1,563,129	75,446	15,095,002

Proposal 3: The stockholders approved an amendment to Second Sight's 2015 Employee Stock Purchase Plan to increase the maximum stated number of shares of common stock which may be issued under the plan from 250,000 shares to 750,000 shares, as follows:

For	Against	Abstentions	Broker Non-Votes
27,322,058	961,834	70,250	15,095,002

Proposal 4: The stockholders ratified the appointment of Gumbiner Savett Inc. as Second Sight’s independent registered public accounting firm for the year ending December 31, 2017, as follows:

For	Against	Abstentions	Broker Non-Votes
42,318,926	517,560	612,658	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer